UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2009, together with Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, our wholly owned subsidiaries, we entered into a Second Amended and Restated Credit Agreement (the “New Credit Agreement”) with The Bank of Nova Scotia and ING Capital LLC (the “Lenders”). The New Credit Agreement is a $60 million senior secured revolving facility with a three year term and an interest rate of LIBOR plus 6%. The revolving credit facility under the New Credit Agreement is available to us for general corporate purposes.

The New Credit Agreement amends the terms of our prior credit agreement that provided to us a term loan facility, which we repaid in full by paying $38.3 million on October 14, 2009.

Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company are the borrowers under the New Credit Agreement, while we and certain of our other subsidiaries are guarantors of the borrowers. As further security, we have pledged the equity interests of each borrower and our other subsidiaries that are serving as guarantors. Additionally, we have granted a security interest in favor of the Lenders covering all of the assets that comprise the Greens Creek joint venture held by borrowers and Hecla Admiralty Company, another subsidiary.

A copy of the New Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

As mentioned above, immediately prior to entering into the New Credit Agreement we repaid our prior term loan facility provided under a prior credit agreement (the “Prior Credit Agreement”). We entered into the Prior Credit Agreement with The Bank of Nova Scotia (“Scotia Bank”) on April 16, 2008. Scotia Bank subsequently syndicated portions of the credit facilities under the Prior Credit Agreement to various banks, funds, and financial institutions, and as part of such syndication, ING Capital LLC became one of the lenders under the Prior Credit Agreement.

The Prior Credit Agreement was amended a total of six times, including the New Credit Agreement. One of the amendments to the Prior Credit Agreement occurred on February 3, 2009 (the “Fourth Amendment”). Among other agreements contained in the Fourth Amendment, we agreed to pay a fee to our lenders upon effectiveness of the Fourth Amendment, and on each subsequent July 1 and January 1 (until the term facility is paid off in full), by issuing to the lenders an aggregate amount of a new series of 12% Convertible Preferred Stock equal to 3.75% of the aggregate principal amount of the term facility outstanding on such respective dates. The Fourth Amendment became effective on February 10, 2009, and on that day we issued an aggregate of 42,621 shares of our Series 12% Convertible Preferred Stock (liquidation value $100 per share) to the lenders under the Prior Credit Agreement.

On October 14, 2009, the Lenders informed us of their election to convert all of their shares of 12% Convertible Preferred Stock into shares of our common stock, effective as of October 14, 2009. As part of this conversion, Calder & Co., a nominee of Scotia Bank, converted 19,788 shares of 12% Convertible Preferred Stock into 1,232,374 shares of our common stock, and ING converted 9,133 shares of 12% Convertible Preferred Stock into

568,797 shares of our common stock. The common stock issued to Calder and ING under the conversions included shares issuable upon conversion for accrued but unpaid dividends.

As a result of these and earlier conversions made by other lenders under the Prior Credit Agreement, we no longer have outstanding any shares of our 12% Convertible Preferred Stock.

In addition to the New Credit Agreement, Scotia Capital (USA) Inc., an affiliate of Scotia Bank, acted as an underwriter for our September 2008 public offering of common stock at $5.00 per share that yielded net proceeds to us of approximately $163 million (which number includes the underwriters’ exercise of their over-allotment option). The underwriters, including Scotia Capital (USA) Inc., received an underwriting discount of $0.225 per share.

Scotia Capital (USA) Inc. also acted as an underwriter for our December 2007 public offering of 6.5% mandatory convertible preferred stock at $100.00 per share that yielded net proceeds to us of approximately $194.7 million (which number includes the underwriters’ exercise of their over-allotment option). The underwriters, including Scotia Capital (USA) Inc., received an underwriting discount of $3.00 per share.

The New Credit Agreement contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the New Credit Agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the New Credit Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The New Credit Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information about us can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the New Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 and in Exhibits 10.1 and 10.2 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(99)	Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 14, 2009, by and among Hecla Mining Company as the Parent, Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, as the Borrowers, various Lenders, and The Bank of Nova Scotia, as the Administrative Agent for the Lenders.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2009

Hecla Mining Company

By:	/S/ PHILLIPS S. BAKER, JR.
Phillips S. Baker, Jr. President and Chief Executive Officer

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